EXHIBIT 10(DD)

                          FIRST AMENDMENT OF LEASE
                          ------------------------

      This First Amendment of Lease made this 30th day of June, 1999, by and between TOLLAND ENTERPRISES, a Connecticut general partnership, of 183 Prestige Park Road, East Hartford, Connecticut 06108 ("Landlord") and FARMSTEAD TELEPHONE GROUP, INC., a Delaware corporation having a mailing address at 22 Prestige Park Circle, East Hartford, CT 06108 ("Tenant").

      WHEREAS, Landlord and the Tenant entered into a Lease dated November 5, 1996 (the "Lease") with respect to the Tenant's present premises (the "Premises") at 22 Prestige Park Circle, East Hartford, CT 06108: and

      WHEREAS, the parties desire to amend the terms of said Lease;

      NOW THEREFORE, for valuable consideration the receipt and sufficiency of which the parties hereby acknowledge, the parties agree effective upon execution of this Amendment, the said Lease shall be amended as follows, viz.:

      1. The Lease Term as specified in Sections 1.2 and 2.2 shall be extended to December 31, 2004.

      2. For the period March 1, 2002 to December 31, 2004, the Minimum Rent as specified in Sections 1.2 and 3.1 is deemed to be $189,442.00 year, $15,786.83 month, $5.45 PSF.

      3. Article XXXVIII ("First Option to Extend") shall be modified as follows:

           Fair Market rental value together with all references to the process of appraisers and subparagraphs 2, 3 and 4 shall be deleted and the following shall be inserted in place thereof:

           "It is agreed and understood that the annual Minimum Rent for the extended period shall equal to $5.78/PSF, $200,912.80 per year, $16,742.73 per month, as of the commencement date of the extended term hereof".

      4. Article XXXIX ("Second Option to Extend") shall be modified as follows:

           Fair Market rental value together with all references to the process of appraisers and subparagraphs 2, 3 and 4 shall be deleted and the following shall be inserted in place thereof:

           "It is agreed and understood that the annual Minimum Rent for the extended period shall be equal to $6.14/PSF, $213,426.40 per year, $17,785.53 per month, as of the commencement date of the extended term hereof".

      Except as otherwise expressly amended, modified and provided for in this Amendment, all of the terms and conditions of said Lease are hereby ratified and shall be deemed to be incorporated herein and made part hereof and shall continue in full force and effect.

      Submission of this instrument for examination or signature is without prejudice and does not constitute a reservation or option and it is not effective until execution and delivery by both Landlord and Tenant.

      THIS document contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matters.

      IN WITNESS WHEREOF, the parties hereto have set their hands and seals in three counterpart copies, each of which counterpart copy shall be deemed an original for all purposes, as of the date and year first written above.


WITNESS:                               LANDLORD:

                                       TOLLAND ENTERPRISES,
                                       a Connecticut general partnership



________________________________       BY: ________________________________



                                       TENANT:

                                       FARMSTEAD TELEPHONE GROUP, INC.,
                                       a Delaware corporation



________________________________       BY: ________________________________

                                       Taxpayer ID No. ____________________